UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2019

RAND CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Rand Building, Buffalo, NY 14203

(Address of Principal Executive Offices)(Zip Code)

(716) 853-0802

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RAND	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

Rand Capital Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K to report the final voting results certified by First Coast Results, Inc. (“First Coast”), the independent inspector of election for the Company’s special meeting of shareholders (the “Special Meeting”). The final certified voting results do not differ from the preliminary voting results reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2019 (the “Original Report”). This Amendment No. 1 to the Original Report amends and restates Item 5.07 of the Original Report.

Item 5.07.	Submission of Matters on a Vote of Security Holders

The Company held the Special Meeting on May 16, 2019. There were 6,321,988 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), outstanding and entitled to vote on the record date for the Special Meeting. Shareholders were asked to consider and act upon each of the proposals set forth below, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2019.

On May 23, 2019, First Coast delivered its final certified voting results for each of the proposals that were submitted to a vote at the Special Meeting. The final results of the shareholder vote on each proposal, as certified by First Coast, the independent inspector of election for the Special Meeting, were as follows:

Proposal 1 – Sale Below NAV Proposal

The Company’s shareholders voted to approve the issuance and sale of 8,333,333.33 shares of Common Stock to East Asset Management, LLC (“East”), at a price of $3.00 per share, which sale price per share of Common Stock is below the Company’s current net asset value per share of Common Stock, pursuant to the Stock Purchase Agreement, dated as of January 24, 2019 (the “Stock Purchase Agreement”), by and among the Company, East and, solely for purposes of Sections 7.10 and 10.9(a) and (b) thereof, Rand Capital Management LLC (the “Adviser”), for cash and income-producing portfolio assets having an aggregate value of $25.0 million (the “Stock Purchase Transaction”). The final voting results were as follows:

	For	Against	Abstain
All shareholders:	3,452,801	2,510,926	1,365
All shareholders excluding shares held by affiliated persons*:	2,497,254	1,054,933	1,365

*Adjusted for 2,411,540 shares of Common Stock held by affiliated persons.

Proposal 2 – Nasdaq Proposal

The Company’s shareholders voted to approve, pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), (i) the issuance of shares of Common Stock to East (a) having voting power equal to or in excess of 20% of the voting power of the Common Stock outstanding prior to the issuance of the Common Stock to East in the Stock Purchase Transaction and (b) resulting in the issuance of shares of Common Stock by the Company in excess of 20% of the number of shares of Common Stock outstanding prior to the issuance of the Common Stock to East in the Stock Purchase Transaction, and (ii) a change of control (as defined by the Nasdaq Listing Rules) of the Company. The final voting results were as follows:

For	Against	Abstain
3,452,801	2,510,926	1,365

Proposal 3 – Investment Management Agreement Proposal

The Company’s shareholders voted to approve the Company’s entry into an investment advisory and management agreement with the Adviser, pursuant to which the Adviser will be hired as the investment adviser for the Company. The final voting results were as follows:

For	Against	Abstain
3,457,299	2,493,149	14,644

Proposal 4 – Certificate of Incorporation Amendment Proposal

The Company’s shareholders voted to approve an amendment to the Company’s certificate of incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 10 million shares of Common Stock to 100 million shares of Common Stock. The final voting results were as follows:

For	Against	Abstain
3,522,727	2,499,598	5,573

Proposal 5 – Adjournment Proposal

The Company’s shareholders voted to approve an adjournment of the Special Meeting, if needed or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve Proposal 1, Proposal 2, Proposal 3 or Proposal 4. The final voting results were as follows:

For	Against	Abstain
3,495,850	2,527,629	4,419

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION

Date: May 23, 2019

	By:	/s/ Allen F. Grum
	Name:	Allen F. Grum
	Title:	President and Chief Executive Officer